Exhibit 5.1

Opinion of Greenberg Traurig, P.A.

May 28, 2013

Vapor Corp.

3001 Griffin Road

Dania Beach, Florida 33312

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Vapor Corp., a Nevada corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof (the “Registration Statement”) relating to the registration of up to an aggregate of 44,500,000 shares of the Company’s Common Stock, $0.001 par value per share (the “Shares”), reserved for issuance from time to time under the Company’s Equity Incentive Plan (the “Plan”) and its outstanding Non-Plan Stock Options.

In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company as currently in effect, (b) records of corporate proceedings of the Company related to the Plan and the Non-Plan Stock Options, (c) the Registration Statement and exhibits thereto and (d) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records, and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records, and instruments.

Based on the foregoing, it is our opinion that the Shares will be, when issued and sold in the manner referred to in the Plan and the Non-Plan Stock Options, as the case may be, legally issued, fully paid and non-assessable.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Greenberg Traurig, P.A.
Greenberg Traurig, P.A.